Exhibit 99.2



                                              JBC Holdings, LLC and Subsidiaries

                                  Consolidated and Combined Financial Statements

                                          Years Ended December 31, 2004 and 2003

                                                               JBC Holdings, LLC
                                                                and Subsidiaries


Contents



Independent auditors' report                                            3

Consolidated and combined financial statements:
Balance sheets                                                          4
Statements of income and changes in members' equity                     5
Statements of cash flows                                                6-7
Notes to consolidated and combined financial statements                 8-21

Independent Auditors' Report



Members of
   JBC Holdings, LLC
   Westport, CT

We have audited the accompanying consolidated and combined balance sheets of JBC Holdings, LLC ("JBC") and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and changes in members' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JBC Holdings, LLC and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.



/s/ BDO Seidman, LLP



BDO Seidman, LLP
New York, New York



October 6, 2005

                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                                        Consolidated and Combined Balance Sheets


 December 31,                                                                                  2004             2003
----------------------------------------------------------------------------------- ---------------- -----------------
 Assets
 Current:
    Cash                                                                            $             -   $       88,252
    Royalties receivable (Notes 3 and 15)                                                   271,267        2,802,505
    Note receivable (Note 4)                                                                100,000          100,000
    Due from member (Note 8)                                                                      -          291,667
    Due from affiliated companies (Note 9)                                                9,440,155        7,251,970
    Due from WAG (Note 1)                                                                 2,095,073                -
    Inventory (Note 2)                                                                       13,472                -
    Prepaid expenses and other current assets                                                74,438           35,322
    Other receivable (Note 5)                                                                75,000          155,394
=================================================================================== ================ =================

            Total current assets                                                         12,069,405       10,725,110
----------------------------------------------------------------------------------- ---------------- -----------------
 Property and equipment, net (Notes 2, 6 and 13)                                            330,654        2,338,441
----------------------------------------------------------------------------------- ---------------- -----------------
 Other assets:
    Intangible assets, net (Notes 2 and 7)                                               11,864,139       12,055,403
    Note receivable                                                                               -           50,000
    Security deposits                                                                             -            8,000
----------------------------------------------------------------------------------- ---------------- -----------------
            Total other assets                                                           11,864,139       12,113,403
----------------------------------------------------------------------------------- ---------------- -----------------
                                                                                        $24,264,198      $25,176,954
=================================================================================== ================ =================
 Liabilities and Members' Equity
 Current liabilities:
    Bank overdraft (Note 2)                                                          $       95,141   $            -
    Current portion of note payable (Note 10)                                             3,421,325        5,246,308
    Accrued interest, note payable                                                                -        1,952,614
    Current portion of obligations under capital leases (Note 13)                                 -            9,899
    Accounts payable and accrued expenses (Note 15)                                       1,141,143          989,259
    Advances from factor                                                                          -          353,831
    Due to affiliated companies (Notes 9 and 16)                                             38,179        2,113,251
    Advance royalties                                                                             -        2,000,000
    Due to licensee (Note 11)                                                                25,000           25,000
----------------------------------------------------------------------------------- ---------------- -----------------
            Total current liabilities                                                     4,720,788       12,690,162
----------------------------------------------------------------------------------- ---------------- -----------------
 Long-term liabilities:
    Note payable (Note 10)                                                                7,377,133       10,753,692
    Due to licensee                                                                               -           25,000
    Deferred rent payable                                                                    38,474           47,916
----------------------------------------------------------------------------------- ---------------- -----------------
            Total long-term liabilities                                                   7,415,607       10,826,608
----------------------------------------------------------------------------------- ---------------- -----------------
            Total liabilities                                                            12,136,395       23,516,770
 Commitments and contingencies (Notes 14 and 15)
 Members' equity                                                                         12,127,803        1,660,184
----------------------------------------------------------------------------------- ---------------- -----------------
                                                                                        $24,264,198      $25,176,954
=================================================================================== ================ =================

See accompanying notes to consolidated and combined financial statements.

                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                              Consolidated and Combined Statements of Income and
                                                      Changes in Members' Equity

 Year ended December 31,                                                                 2004                   2003
 ----------------------------------------------------------------------- ---------------------- ----------------------

 Royalty income                                                                   $20,057,694            $19,695,584
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating expenses:
    Selling and distribution (Note 16)                                                457,346                 38,674
    General and administrative (Note16)                                             5,350,309              7,514,327
    Loss on disposal of fixed assets (Note 6)                                       1,676,921                      -
    Depreciation and amortization (Notes 6 and 7)                                     522,132                846,085
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total operating expenses                                                   8,006,708              8,399,086
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Income from operations                                                    12,050,986             11,296,498
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Other income (expense):
    Interest expense, net                                                            (544,432)            (1,295,308)
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total other income (expense)                                                (544,432)            (1,295,308)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net income                                                                        11,506,554             10,001,190
 Members' equity (deficiency) - beginning of year                                   1,660,184             (8,255,379)
 Distribution to members                                                           (1,038,935)               (85,627)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Members' equity - end of year                                                    $12,127,803             $1,660,184
 ======================================================================= ====================== ======================

See accompanying notes to consolidated and combined financial statements.


                                                                                                 JBC Holdings, LLC
                                                                                                  and Subsidiaries



                                                                Consolidated and Combined Statements of Cash Flows


 Year ended December 31,                                                                 2004                   2003
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from operating activities:
    Net income                                                                    $11,506,554            $10,001,190
 ----------------------------------------------------------------------- ---------------------- ----------------------
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                512,690                851,267
         Gain on transfer of property and equipment                                         -                 (7,235)
         Loss on disposal of fixed assets                                           1,676,921                      -
         Loss on write-off of other receivables                                        80,394                      -
         Changes in operating assets and liabilities:
            Royalties receivable                                                    2,531,238               (422,295)
            Note receivable                                                            50,000                 50,000
            Security Depost                                                             8,000                      -
            Inventory                                                                 (13,472)                     -
            Prepaid expenses and other current assets                                 (39,116)               571,452
            Other receivable                                                                -                519,606
            Accrued interest note payable                                          (1,952,614)               847,978
            Accounts payable and accrued expenses                                     151,882                760,793
            Advances from factor                                                     (353,831)              (984,306)
            Due to affiliated companies                                            (2,075,072)            (5,259,009)
            Advance royalties                                                      (2,000,000)            (3,000,000)
            Loan payable                                                                    -               (147,816)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total adjustments                                                   (1,422,980)            (6,219,565)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash provided by operating activities                            1,008,3574             3,781,625
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from investing activities:
    Bank overdraft                                                                     95,141                (89,947)
    Proceeds on transfer of property and equipment to an affiliated
       company                                                                              -                269,808
    Payments for property and equipment                                                     -                (16,905)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash provided by (used in) investing activities                     95,141                162,956
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from financing activities:
    Payment of note payable                                                        (5,201,542)                     -
    Proceeds from deferred royalty - financier                                              -              8,415,000
    Payments to deferred royalty financier                                                  -             (9,000,000)
    Due from affiliated companies                                                  (1,896,518)            (3,052,167)
    Due from WAG                                                                   (2,095,073)                     -
    Payments of obligations under capital leases                                       (9,899)              (109,634)
    Distribution to members                                                        (1,038,935)               (85,627)
    Payments on due to licensee                                                       (25,000)               (25,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Net cash used in financing activities                               (10,266,967)           (3,857,428)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net increase (decrease) in cash                                                      (88,252)                87,153
 Cash, beginning of year                                                               88,252                  1,099
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash, end of year                                                       $                  -       $         88,252
 ======================================================================= ====================== ======================

See accompanying notes to consolidated and combined financial statements.




 Year ended December 31,                                                                 2004                   2003
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Supplemental disclosure of cash flow information:
    Cash was paid for interest, net of interest received from factor              $   874,994               $239,969

 Non-cash financing activities:
    Redemption of two members' interest in an affiliated company in exchange for a former member's loan and subsequent distribution of that interest in the same affiliated Company to the
       remaining member of WAG                                                       $291,667                      -
 ======================================================================= ====================== ======================

See accompanying notes to consolidated and combined financial statements.

                                                               JBC Holdings, LLC
                                                                and Subsidiaries


                         Notes to Consolidated and Combined Financial Statements


1.   General

               (a)  Basis of Presentation and Description of Business


                    Windsong Allegiance Group, LLC ("WAG") - principally serves as a holding company for its wholly-owned (previously 75% owned) subsidiary, JBC Holdings, LLC. As a result of the master exchange and separation agreement, WAG acquired in 2004, the remaining 25% interest from nZania II LLC, ("nZania"), the former minority shareholder.

                    The consolidated and combined financial statements include the accounts of the companies listed below, all of which are under common control (collectively referred to as the "Companies") as follows:

                    JBC Holdings, LLC ("JBC") - principally serves as a holding company for its wholly-owned subsidiaries. As a result of the master exchange and separation agreement (explained below), JBC is now owned 100% (previously 75% owned) by WAG.

                    Joe Boxer Licensing, LLC ("Licensing") - licenses (Note 14), markets, promotes and advertises the Joe Boxer Trademark. Licensing also serves as the sole parent company for Joe Boxer Company, LLC ("Boxer Co.") which maintains the Joe Boxer Trademark.

                    JBC Canada Holdings, LLC ("JBC Canada") - is the general partner and holds a .5% interest in Joe Boxer Canada, LP which holds the rights to license the Joe Boxer Trademark in Canada. The remaining 99.5% interest in Joe Boxer Canada, LP is held by limited partners who are also members of WAG. The licensing income from operations of Joe Boxer Canada, LP for the years ended December 31, 2004 and 2003 amounted to $1,059,540 and $840,868, respectively, and was combined with JBC Canada and consolidated with JBC.

                    Licensing and JBC Canada are also parties to other licensing agreements which grant licensees exclusive rights to sell licensed products in specific territories.

                (b) Acquisition

                    On March 28, 2001, JBC acquired certain net assets of Joe Boxer Corporation, an unrelated party, for a cash price of $12,025,000 plus a note payable of $3,500,000 plus the assumptions by JBC of certain capital lease obligations which amounted to $421,749 in a business combination accounted for by the purchase method.

                    Under the purchase method of accounting, the purchase price was allocated to the fair value of the assets acquired including $13,500,000 to trademark and approximately $4,400,000 to property plant and equipment.

2.   Summary of Significant Accounting Policies

               (a)  Principles of Consolidation and Combination

                    All significant intercompany transactions and balances have been eliminated in consolidation and combination.

               (b)  Use of Estimates

                    The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, and revenue and expenses, together with amounts disclosed in the related notes to the consolidated and combined financial statements. Actual results could differ from the recorded estimates.

               (c)  Cash

                    Cash includes cash on hand with financial institutions located in Connecticut. As of December 31, 2003, deposits with financial institutions in the amount of approximately $8,500 are not covered by the Federal Deposit Insurance Corporation.

               (d)  Inventory

                    Inventory, consisting principally of finished goods, is valued at the lower of cost (principally the specific identification method) of market.

               (e)  Property and Equipment and Depreciation

                    Property and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the assets, utilizing principally the straight- line method. Expenditures for maintenance, repairs and renewals, which neither materially add to the value of the property nor appreciably extend its useful life, are charged to operations as incurred. When depreciable assets are sold or otherwise retired from service, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

                    As part of the purchase of assets from Joe Boxer Corporation, JBC assumed certain noncancelable capital leases for furniture, displays, and equipment. Under the terms of the leases, (a) the lessors retain a security interest in the leased assets and (b) JBC is obligated for the payment of taxes, insurance and maintenance costs, which are included in the results of operations.

                    At December 31, 2003, the asset values related to capital leases were included in property and equipment at the present value of the minimum lease payments at inception plus any additional costs incurred or fair value, if lower. The capital lease obligations were reflected as part of current and noncurrent liabilities, and the associated interest was charged to expense over the related lease terms.

               (f)  Intangible Assets, Net and Amortization

                    The Companies follows Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets with indefinite lives. This statement provides that intangible assets with finite useful lives continue to be amortized over their estimated useful lives and that intangible assets with indefinite lives and goodwill not be amortized, but be tested at least annually for impairment. The Companies have determined that trademark has an indefinite life because it is expected to generate cash flows indefinitely.

                    The Companies perform an annual impairment test for intangible assets under SFAS No. 142. Intangible assets are evaluated whenever events or changes in circumstances indicate that the carrying value of the assets may be impaired. An impairment loss is recognized when the fair value or the estimated future cash flows expected to result from the use of the assets, including disposition, is less than the carrying value of the assets.

                    Amortization of the financing cost is provided on the straight-line basis over the 3 3/4 year term of the related debt. The financing cost was fully amortized as of December 31, 2004.

               (g)  Advertising Costs

                    Advertising costs are charged to operations as incurred. Advertising costs for the years ended December 31, 2004 and 2003 amounted to approximately $87,000 and $75,000, respectively.

               (h)  Income Taxes

                    No income tax provision has been made in the accompanying financial statements since for Federal, state and local income tax reporting purposes, the Companies are treated as partnerships and, therefore, each company's taxable income or loss and tax credits are allocated to its members or partners.

               (i)  Revenue Recognition

                    The Company has entered into various license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight line basis over each period, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee's sales.


3.   Royalties Receivable

                    Royalties receivable, amounting to $271,267 and $2,802,505 represent receivables from various licensees as of December 31, 2004 and 2003, respectively. The revenues the Companies receive from Kmart, a significant customer, are based upon minimum royalties and retail sales of the Companies' licensed products.


4.   Note Receivable

                    Note receivable, amounting to $100,000 and $150,000 at December 31, 2004 and 2003, respectively, from an unrelated party, together with interest at the rate of 3% per annum, is due December 31, 2005.

                    Interest income amounted to $3,000 and $4,500 for the years ended December 31, 2004 and 2003, respectively.

5.   Other Receivable

                    Under the terms of the March, 2001 asset purchase agreement with Joe Boxer Corporation (the "Seller"), an unrelated company, JBC was entitled to receive 72.7% of all the retained assets and proceeds (as defined in the agreement) distributable to shareholders of the Seller. As of January 1, 2003, JBC's share amounted to $1,084,914, of which $155,394 remains outstanding as of December 31, 2004 and 2003. The Companies have determined that approximately $75,000 remains collectible and have written off $80,394 during the year ended December 31, 2004.


6. Property and Equipment, Property and equipment, net consists of the following: net

                                                                                                      Estimated
                                     December 31,                             2004       2003        useful lives
                                     ------------------------------- --------------- -------------- ---------------
                                     Furniture and fixtures               $469,526       $4,613,599   5-10 years
                                     Computer software                           -            6,198   5-10 years
                                     Furniture, displays and
                                       equipment under capital
                                       leases                                    -           54,727   5-10 years
                                     Leasehold improvements                      -            8,494 Term of lease
                                     ------------------------------- --------------- -------------- ---------------
                                                                           469,526        4,683,018
                                     Less:   Accumulated
                                               depreciation and
                                               amortization                138,872        2,344,577
                                     ------------------------------- --------------- -------------- ---------------
                                                                          $330,654       $2,338,441
                                     =============================== =============== ============== ===============


                    Depreciation and amortization on property and equipment, included in the results of operations, amounted to $330,866 and $654,819 for the years ended December 31, 2004 and 2003, respectively.

                    Property and equipment with a net book value of $1,676,921 were disposed of during the year, with the loss on disposal included in general and administrative expenses of the result of operations as of December 31, 2004.

7.   Intangible Assets, net Intangible assets, net consist of the following:

                                                                                                        Amortization
                                     December 31,                           2004        2003              Period
                                     ---------------------------- ---------------- ---------------- ------------------
                                     Trademark                       $11,864,139      $11,864,139      Indefinite
                                     Financing costs                     717,244          717,244      3-3/4 years
                                     ---------------------------- ---------------- ---------------- ------------------
                                                                      12,581,383       12,581,383
                                     Less:   Accumulated
                                               amortization              717,244          525,980
                                     ---------------------------- ---------------- ---------------- ------------------
                                                                     $11,864,139      $12,055,403
                                     ============================ ================ ================ ==================


                    Amortization of financing costs included in the results of operations amounted to $191,266 for the years ended December 31, 2004 and 2003. Financing costs were fully amortized as of December 31, 2004.

8.   Due from Member

                    The amount due from member of $291,667 at December 31, 2003, was due on demand and non-interest bearing. Amount was fully settled in 2004 as part of the master exchange and separation agreement.


9.   Due from/to Affiliated

                    The amounts due from/to affiliated companies consist of advances which are due Companies on demand and bear interest at a specified percentage above the prime rate of a certain bank (previously the short-term rate as published by the Internal Revenue Service), as quoted from time to time.

                    Net intercomapany interest income included in the results of operations amounted to $327,197 and $357,935 for the years ended December 31, 2004 and 2003, respectively.

10.  Note Payable Note payable consists of the following:

                                     December 31,                                          2004                2003
                                     ----------------------------------------- ------------------- ------------------
                                     Installment   note   payable   to  Kmart       $10,798,458         $16,000,000
                                        Corporation,  payable  in five  equal
                                        annual  installments   together  with
                                        interest   due  in  the   amount   of
                                        $3,974,206  on the  last  day of each
                                        year  commencing  December 31,   2003
                                        through   December 31,    2007.   The
                                        annual  installments  shall  first be
                                        applied to any accrued  interest  and
                                        the   balance,   if   any,   to   the
                                        principal.    Interest   is   payable
                                        annually   commencing    December 31,
                                        2003 at the rate of 5.12%  per  annum
                                        for the  term of the  note.  Interest
                                        expense    for   the    year    ended
                                        December 31,    2004    amounted   to
                                        $813,098   (Note  13).  The  note  is
                                        secured  by the  royalties  which are
                                        due from  Kmart  to JBC  (Notes 1 and
                                        14).
                                     Less:    Current portion                         3,421,325           5,246,308
                                     ----------------------------------------- ------------------- ------------------
                                                                                   $  7,377,133         $10,753,692
                                     ========================================= =================== ==================


                                     As of December 31, 2004, the maturities of note payable are as follows:

                                     --------------------------------------------------------- ----------------------
                                     2005                                                                $3,421,325
                                     2006                                                                 3,596,496
                                     2007                                                                 3,780,637
                                     --------------------------------------------------------- ----------------------
                                                                                                        $10,798,458
                                     --------------------------------------------------------- ----------------------


11.  Due to Licensee

                    Due to licensee represents fees for the early termination of license agreements which were terminated in 2002. One of the termination agreements required the Companies to pay
                    $100,000 in four equal annual installments of $25,000 commencing June 1, 2002. Due to licensee as of December 31, 2004 and 2003 amounted to $25,000 and $50,000, respectively.

12.  Deferred Royalty- financier

                    On March 19, 2003, Licensing and Boxer Co. entered into a royalty purchase agreement to sell with limited recourse to an unrelated third party financier $9,000,000 of future minimum royalties or sales royalties due under the licensing agreement with K-mart for $8,415,000. Under the terms of that agreement, Licensing and Boxer Co. were only liable to the financier for the minimum royalty collections from K-Mart to the extent of $9,000,000, payable to the financier in three installments of $3,000,000 each on April 1, 2003, July 1, 2003 and October 1, 2003. The liability was fully paid as of December 31, 2003.

                    The expense (discount) of $585,000 was amortized for the period March 19 through September 30, 2003 and was included in interest expense.

13.  Leases

               (a)  Operating Leases

                    The Companies are obligated under noncancelable operating leases for office and showroom space. The leases, which expire on various dates through March 2011, provide for minimum annual payments. Additional information about the leases are as follows:


                    Boxer Co. has a noncancelable lease for office space from an affiliated company. The lease, which was amended on January 1, 2004, provides for annual gross rental payments of
                    $108,841 (previously $79,254) per annum through the expiration date of March 31, 2011. The lease also provides for contingent rental payments, based on the increase in the Consumer Price Index, commencing January 1, 2005. As of
                    December 31, 2004, Boxer Co. owed this affiliate approximately $38,179.

                    Boxer Co. has a noncancelable lease for office space with a non-affiliated company which terminates on May 31, 2005. During 2004, Boxer Co. vacated the space, paid a $22,000 termination fee and applied the security deposit of $8,000 to rent. The lease provided for monthly rental payments of $7,000 from June 1, 2002 to May 31, 2003; $7,500 from June
                    1, 2003 to May 31,  2004 and $8,000 from June 1, 2004 to May
                    31, 2005. The lease also provided for contingent rentals based on real estate tax and operating escalations.

                    Boxer Co. has a lease for showroom space which terminates on September 30, 2007. The lease provides for monthly rental payments of $28,718 through June 1, 2004 and $31,111 from June 2, 2004 to September 30, 2007; plus contingent rental payments, consisting of a proportionate share of any increases in real estate taxes and additional cost of living adjustments based on the increase in the Consumer Price Index. On January 1, 2004, Boxer Co. entered into a revised sublease agreement to rent a portion of its showroom space on a month-to-month basis to an unrelated party for monthly rental income of $5,000 from January 1, 2004 to March 31, 2004; $6,000 from April 1, 2004 to June 30, 2004; $7,000 from July 1, 2004 to September 30, 2004 and $8,000 from October 1, 2004 to December 31, 2004. During 2004, the tenant vacated the space and terminated the lease.

                    In accordance with SFAS No. 13, the rental payments will be recognized on a straight-line basis over the term of the lease. The difference between the actual rent paid and the expense charged is an increase or decrease to deferred rent payable.

                    Future minimum lease payments are as follows:

                                            Year ended Dec. 31               Total   Office space       Showrooms
                                            ------------------------ --------------- -------------- ---------------
                                            2005                       $   482,175         $108,841    $   373,334
                                            2006                           482,175          108,841        373,334
                                            2007                           388,842          108,841        280,001
                                            2008                           108,841          108,841              -
                                            2009                           108,841          108,841              -
                                            Thereafter                     136,051          136,051              -
                                            ------------------------ --------------- -------------- ---------------
                                                                        $1,706,925         $680,256     $1,026,669
                                            ======================== =============== ============== ===============

                                       17


                                            Rent  expense,  net  included in general and  administrative expenses consists of the following:

                                            December 31,                                   2004                2003
                                            ---------------------------------- ------------------- ------------------
                                            Minimum lease rentals                     $ 555,708            $511,370
                                            Contingent rentals                           94,039             141,928
                                            Lease termination fees                       22,000                   -
                                            Other rent expense                           17,200                   -
                                            Rent allocated to affiliated
                                              companies                                (255,225)                  -
                                            Contingent rent allocated to
                                              affiliated companies                      (61,454)                  -
                                            Rental income from sublease of
                                              showroom                                  (89,000)                  -
                                            Effect of straight-lining                         -                   -
                                            lease payments                               (9,442)             (5,182)
                                            ---------------------------------- ------------------- ------------------
                                                                                      $ 273,826            $648,116
                                            ================================== =================== ==================

                    Additionally, the Companies make payments under various short-term leases for office equipment. Neither the obligations or payments under such leases are considered significant to the Companies' consolidated and combined financial condition or results of operations.

14.  Employee Benefit Plans

                    JBC participates in its affiliate's 401(k) and money purchase retirement plan covering all eligible employees. Subject to Federal compensation limits the plan: (1) allows each participant to contribute up to 15% of eligible annual compensation, (2) provides for employer matching contributions in the amount equal to 50% of the first 8% of eligible compensation that a participant contributes to the plan, and (3) provides for employer mandatory annual contributions of 4.4% of eligible participant compensation. Employer contributions authorized by the managing members included in the results of operations for the years ended December 31, 2004 and 2003 amounted to approximately $97,000 and $95,500, respectively. JBC does not provide post-retirement benefits to its employees.

15.  Commitment and Contingencies

                    (a) Effective as of August 1, 2004, a) an employment agreement between Boxer Co. and a former executive ("the parties") was terminated, (b) a revenue-sharing agreement between the parties was amended and (c) the parties entered into a gross income payment agreement relating to the future activities of the former executive. In connection with these transactions, Boxer Co. agreed to (a) release the former executive of certain contractual obligations and restrictions contained in the employment agreement and (b) advance the former executive a certain bi-monthly amount (subject to future adjustments) as a Credit against the annual payments due under the revenue-sharing agreement. Based on the results of operations, management has accrued $716,668 as of December 31, 2004. In consideration for these agreements, the former executive (a) forfeited the salary and benefits due to him under the employment agreement and
                    (b) agreed to pay Boxer Co. a percentage of revenue from his involvement in apparel-related activities as set forth in the gross income payment agreement of the parties.

                    Also, the former executive is entitled up to a 15% distribution from net sales proceeds (as defined in the agreement), in the event of a sale of assets or equity of WAG.

                    In addition, within the buyout period, the former executive may elect to terminate the Gross Income Payment Agreement by compensating Boxer Co. an amount equivalent to 15% of the fair market value of the former executive's entities involved in the apparel operations.

                    (b) Licensing has a long-term licensing agreement with a major national retailer (Kmart). This agreement expires December 31, 2007 and can be renewed for an additional five-year period provided certain conditions are met. The license agreement provides for guaranteed minimum annual royalty payments commencing 2003 through 2007 with minimum royalties of $16,000,000 in 2003 and increasing to
                    $19,000,000   through  2007.

                    (c) JBC is a party to an arrangement with a commercial factor, which was to expire in July 2004, which was amended and extended through June 30, 2007, unless sooner terminated by the factor.

                    The factoring agreement requires the Companies and certain affiliated companies to: (1) maintain a minimum "Group Net Worth" and a "Group Fixed Charge Coverage Ratio", as defined, (2) guarantee minimum fees and commissions to the factor and (3) provides for a "success fee", as defined, in the event of a sale of substantially all of the Companies' assets or stock. In addition, all obligations owed to the factor are also guaranteed and partially collateralized by substantially all affiliated companies and certain shareholders and members of these affiliated companies as specified in the factoring agreement.

                    As of December 31, 2004, the Companies and certain affiliated companies did not meet the minimum Group Fixed Charge Coverage Ratio outlined in the factor's agreement. This requirement is subject to a factor waiver.

                    (d) Licensing, Boxer Co. and their affiliated companies are jointly and severally liable on a note payable to GMAC Commercial Finance LLC by an affiliated company. As of December 31, 2004, the balance of that note amounted to approximately $5,167,000.


16.  Related Party Transactions

                    The Companies were charged by affiliated companies approximately $2,32,0855 and $3,044,308 for certain selling, distribution, general and administrative expenses for they year ended December 31, 2004 and 2003, respectively. Total expenses charged to affiliated companies were approximately $634,000 and $777,000 for the years ended December 31, 2004 and 2003, respectively. Such charges to and from affiliate companies are determined based on managements' best estimate of costs (primarily direct costs) related to the services provided to such affiliates.


17.  Subsequent Event

                    On July 25, 2005, the Company sold its major assets, which included the Joe Boxer Trademark, for $40 million in cash,
                    4.35 million shares of restricted stock of Iconix Brand Group, Inc. valued at approximately $36,236,000, the assumption of certain licenses and the transfer of approximately $10.8 million of debt and accrued interest to Iconix Brand Group, Inc., a public Company traded under the ticker symbol "ICON" on NASDAQ exchange.



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